                         Courseware License Agreement

                        Agreement Number: ET-970801-DF

**Indicates that a portion of the document is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.

This Agreement effective as of July 31, 1997 ("Effective Date") is between Wave Technologies International, Inc. ("WAVE") with an address at 10845 Olive Boulevard, Suite 250, St. Louis, MO 63141, and International Business Machines Corporation ("IBM") with an address at 1500 RiverEdge Parkway, Atlanta, GA 30328. Under this Agreement, IBM licenses from WAVE training course(s) known as Microsoft Networking/MSCE (Microsoft Certified Systems Engineer) Self-Study Program, Release 4.0 and Microsoft Networking/MSCE instructor led training materials.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this License Agreement and the following Attachments:

     1.   "Description of Licensed Work(s);"
     2.   "Schedule;"
     3.   "Travel Expense Reimbursement;
     4.   "Maintenance and Product Support;" and
     5.   "Certificate of Originality."

The following are related agreements between the parties:

     1.   Courseware Remarketing Agreement No: T97262-00; and
     2.   IBM Agreement for Exchange of Confidential Information.

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

     ACCEPTED AND AGREED TO:                  ACCEPTED AND AGREED TO:

     International Business Machines          Wave Technologies International,
     Corporation Inc.

     By: /s/ T.W. Cook for John Farrell       By:    /s/ Kenneth W. Kousky
        -------------------------------          -------------------------------
        Authorized Signature                     Authorized Signature

     Name:   T.W. Cook for John Farrell       Name:    Kenneth W. Kousky
          -----------------------------            -----------------------------
        Type or Print                            Type or Print

     Title:________________________________    Title:    CEO
                                                     ---------------------------

     Date:        9/3/97                       Date:      9/3/97
           --------------------------------         ----------------------------

1.0 DEFINITIONS
Capitalized terms in the Agreement have the following meanings.

1.1. Classroom Materials is that Licensed Work further defined in the
     Attachment: Description of Licensed Works.

1.2. Code is computer programming code, including both Object Code and Source Code.

     a. Object Code is Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.

     b. Source Code is Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

1.3. Deliverable is any item that WAVE provides under this Agreement.

1.4. Derivative Work is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.5. Enhancements are changes or additions, other than Error Corrections, to the Licensed Work.

     a. Basic Enhancements are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems, devices, or other components of the operating environment.

     b. Major Enhancements provide substantial additional value and are provided to WAVE's existing customers for an additional charge.

1.6. Error Corrections are revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Work.

1.7. Externals are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of Code which are not part of the educational content of the Product, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user. Externals do not include the Code that implements them.

1.8. IBM Internal Use is use by IBM's employees, contractors providing services to IBM under contract, IBM Business Partners, or others providing IBM assistance in its marketing or delivery channels. However, IBM or other sublicensees may not charge such contractors, Business Partners, or others for the Products. For the purposes of this paragraph, references to IBM also include IBM Subsidiaries.

1.9. Licensed Work is (1) any material described in or that conforms to the description in the Attachment: Description of Licensed Works, or that is delivered to IBM as a Licensed Work, including (but not limited to) Code, associated documentation, and Externals, (2) Error Corrections and Enhancements, and 3) any non-English translations of the Licensed Works owned or licensable at no cost to WAVE.

1.10. Moral Rights are personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

1.11. Product is an offering to customers or other users, whether or not branded by IBM or its Subsidiaries, that includes a Licensed Work or a Derivative Work of a Licensed Work.

1.12. Self-Study Kit is that Licensed Work further defined in the Attachment:
      Description of Licensed Works.

1.13. Source Materials are all materials reasonably necessary for IBM to efficiently manufacture, produce, maintain and enhance the Licensed Works. Examples of Source Materials include, but are not limited to, Source Code, camera ready masters, data files created or used by Tools (for example ** or **).

1.14. Subsidiary is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

1.15. Tools include devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable that are not commercially available.

2.0 RESPONSIBILITIES OF WAVE

2.1.  WAVE will provide the following Deliverables to IBM:

     a.   one complete set of each Licensed Work described in the Attachment:
          Description of Licensed Works, and any Source Materials, documentation, Code or Tools. All such source materials and Tools will be deposited and delivered on CD-ROM. Such source materials will also be delivered with each Enhancement;

     b.   Tools.  The Tools for the Licensed Works are identified below.

================================================================================
                                    Version/
Description                         Release                     Owner
--------------------------------------------------------------------------------

Challenge! Interactive:
--------------------------------------------------------------------------------
**                                                              WAVE
--------------------------------------------------------------------------------
**                                                              WAVE
================================================================================

          WAVE will deliver the Tools to IBM no later than sixty (60) days from the Effective Date. WAVE will provide an updated written list to IBM for all changes and promptly deliver updated Tools to IBM;

     c. any updates to the following list. This list identifies any commercially available devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable:


================================================================================
                                    Version/
Description                         Release                     Owner
--------------------------------------------------------------------------------

Challenge! Interactive:
--------------------------------------------------------------------------------
**                                  4 & 5                       **
--------------------------------------------------------------------------------
**                                  4                           **
--------------------------------------------------------------------------------
**                                  3                           **
--------------------------------------------------------------------------------
**                                  5                           **
--------------------------------------------------------------------------------
**                                  4                           **
--------------------------------------------------------------------------------
**                                  2.0                         **
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  **                           5                 **
-------------------------------------------------------------------------------
  **                           2.0               **
-------------------------------------------------------------------------------
  **
-------------------------------------------------------------------------------

  Simulation:
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------
  **                           3.5               **
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------
  **                           4                 **
-------------------------------------------------------------------------------
  **                           5.0               **
-------------------------------------------------------------------------------
  **                           7.0               **
-------------------------------------------------------------------------------
  **                           4                 **
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------
  **                           5                 **
-------------------------------------------------------------------------------
  **                           2.0               **
-------------------------------------------------------------------------------

  Videos:
-------------------------------------------------------------------------------
  **                           1.19              **
-------------------------------------------------------------------------------
  **                           2.52              **
-------------------------------------------------------------------------------
  **                           7.0               **
-------------------------------------------------------------------------------
  **                           2.5               **
-------------------------------------------------------------------------------
  **                                             **
-------------------------------------------------------------------------------

 Printed Books:
-------------------------------------------------------------------------------
  **                           7.0               **
------------------------------------------------------------------------------
  **                           4                 **
-------------------------------------------------------------------------------
  **                           4                 **
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Chat Sessions:

  **                            2.0              **
--------------------------------------------------------------------------------
  **                            2.0              **
================================================================================


          WAVE's delivery obligations for Tools does not apply to the items listed in this chart;

     d. a completed certificate of originality with the Licensed Works, and with each Enhancement to a Licensed Work, in the form specified in the
          Attachment: Certificate of Originality. IBM may suspend payments to WAVE for the Licensed Work(s) if WAVE does not provide a properly completed certificate. Payment will resume after IBM receives and accepts the certificate.

2.2 For the term of this Agreement, WAVE will, ** provide to IBM maintenance and Product support for the Licensed Works and Products, as described the
     Attachment: Maintenance and Product Support.


2.3. During the term of this Agreement, WAVE will:

     a. provide to IBM, ** all Basic Enhancements and Error Corrections for the Licensed Works;

     b. at IBM's option, provide all Major Enhancements for the Classroom Materials at the price specified in Section 4 of this Agreement; and

     c.   provide to IBM, **  all Major Enhancements for the Self-Study Kit.

     Thereafter, and continuing for five (5) years, WAVE will offer to IBM, within 30 days after general availability, all Major Enhancements to the Classroom Materials that WAVE creates or authorizes others to create. Such Major Enhancements will, at IBM's option, be provided at the price specified in Section 4 of this Agreement. WAVE will make such Major Enhancements available to IBM under terms and conditions no less favorable than those WAVE offers anyone else.

2.4. WAVE will:

     a. participate in progress reviews, as requested by IBM, to demonstrate WAVE's performance of WAVE's obligations;

     b. conduct three (3) skills transfer "Teach The Teacher" (T3) classes at a dates and locations to be determined by IBM. These classes will provide the information and instruction needed for IBM personnel to conduct classes using the Classroom Materials. IBM will reimburse WAVE's travel expenses pursuant to the Attachment: Travel Expense Reimbursement;

     c. at IBM's option, provide Additional Support Services for each individual end-user registered by IBM with WAVE. WAVE is obligated to provide additional Support Services only in English. WAVE provided Additional Support Services include:

          1) telephone, email, bulletin board, and other ongoing tutorial services provided to address questions regarding the subject matter covered in the Products;

          2) chat sessions. WAVE will schedule one chat session for every two Self-Study Kits registered by IBM for Additional Support Services. Any required chat session software will be provided with each Self-Study Kit. Chat sessions will be conducted live as scheduled and last a maximum of two (2) hours. Chat sessions can be canceled after 30 minutes of non-attendance by IBM students and WAVE's obligation will be considered discharged. Except for chat sessions canceled for non-attendance by IBM students as provided in the paragraph above, WAVE will pay IBM a penalty of ** for each chat session canceled or rescheduled by WAVE. IBM may, at its option, require additional chat sessions; and

          3) initial welcome calls. WAVE will call each end-user within 24 hours of IBM's registration of such end-user for Additional Support Services.

     d. provide up to four half-day enhancements to the Licensed Works addressing differentiating topics. These topics will be chosen by IBM at a later date and may include OS/2 Integration, SNA Services (other than Microsoft SNA Server) and other related topics. The four half-day segments will correspond to approximately five hours of self-study materials and will incorporate both WAVE's expertise as well as IBM support. This work will consist of no more than 80 hours of development time and all compensation for this effort is included the payments specified in Section 4.0 of the Agreement entitled Payment. If WAVE determines that the work specified by IBM cannot be completed in 80 hours, it will immediately notify IBM and provide IBM with the estimated hours and costs to complete such work. WAVE will not exceed the 80 hours limit without IBM's written approval and a supporting IBM purchase order. WAVE's hourly rate to complete such work will not exceed ** per hour;

     e.   deliver to IBM a Major Enhancement to the Licensed Works within thirty
          (30) days of the generally availability of a new release/version of the Microsoft software products covered in the Licensed Works (for example a new release/version of Windows NT). WAVE's failure to meet this obligation is a material breach of this Agreement. In addition to other remedies provided in this Agreement and at law, WAVE will pay IBM a penalty ** per day until such Major Enhancement is delivered to IBM;

     f. notify IBM ninety (90) days in advance of any Enhancement which changes the supported operating environment of the Licensed Works;

     g. implement a process designed to help prevent contamination by harmful code. WAVE will provide IBM notice if WAVE suspects contamination;

     h. have agreements with WAVE's personnel and third parties to perform obligations and to grant or assign rights to IBM as required by this Agreement. On request, WAVE will provide IBM with evidence of these agreements;


     i. obtain a written agreement not to assert any Moral Rights from any person or entity having Moral Rights in the Licensed Works. WAVE agrees not to assert any Moral Rights in the Licensed Works;

     j. obtain all necessary consents of individuals or entities required for the use of names, likenesses, voices, and the like in the Licensed Works;

     k. maintain records to verify authorship of the Licensed Works for 4 years after the termination or expiration of this Agreement. On request, WAVE will deliver or otherwise make available this information in a form specified by IBM;

     l. provide IBM with financial information about WAVE's business relevant to WAVE's performance under this Agreement on request. So long as WAVE is subject to the reporting requirements of the Security and Exchange Commission, the financial information made available to the public in connection with those reporting requirements shall be deemed to satisfy this requirement. In addition, both parties will provide the other with relevant information concerning transactions under this Agreement;

     m. except pursuant to a sale of substantially all of its assets, or a merger or similar transaction, not assign or transfer this Agreement or WAVE's rights under it, or delegate or subcontract WAVE's obligations, without IBM's prior written consent. Any attempt to do so is void;

     n. except as required by law, not provide any information to the media, or issue any press releases or other publicity, regarding this Agreement or the parties' relationship under it, without IBM's prior written consent; and

     o. not disclose to any third party the terms of this Agreement (except those terms which become public knowledge through no fault of WAVE), without IBM's prior written consent. WAVE may, however, make such disclosures (i) to its accountants, lawyers or other professional advisors provided that any such advisor is under a confidentiality obligation and (ii) as required by law provided WAVE obtains any confidentiality treatment for it which is available.

2.5 WAVE acknowledges that if it does not deliver the Licensed Works, IBM will suffer irreparable harm and will be entitled to all equitable remedies, including specific performance for the delivery of such Licensed Works.

2.6 WAVE represents and warrants that 1) it will obtain ** within 120 days of general availability of the relevant Enhancement, and 2) the Licensed Works conform to WAVE's marketing materials and specifications including the specified operating environments.

     Derivative Works of the Self-Study Kit, other than those prepared by WAVE, are not authorized to use any ** trademark under this Agreement.

3.0  LICENSE

3.1 Subject to the limitations specified in Subsection 3.8 below, WAVE grants IBM a nonexclusive, worldwide, perpetual, irrevocable license to prepare Derivative Works of the Licensed Works, and to use, execute, reproduce, display, perform, transfer, distribute and sublicense the Licensed Works and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. Subject to the limitations specified in Subsection 3.8 below, WAVE grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section.

3.2 Subject to the limitations specified in Subsection 3.8 below, WAVE grants IBM a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to prepare Derivative Works of the Tools, and to use, execute, reproduce, display, perform, and distribute for IBM Internal Use the Tools and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. Subject to the limitations specified in Subsection 3.8 below, the rights and licenses granted by WAVE to IBM hereunder include the right of IBM to authorize or sublicense its Subsidiaries, contractors, and consultants to exercise any of the rights granted to IBM in this Section.

3.3 Subject to the limitations specified in Subsection 3.8 below, the grant of rights and licenses to the Licensed Works and Tools includes a nonexclusive, worldwide, perpetual, irrevocable, paid-up license under any patents and patent applications that are owned or licensable by WAVE now or in the future and are (1) required to make, have made, use and have used the Licensed Works or its Derivative Works or (2) required to license or transfer the Licensed Works or its Derivative Works. This license applies to the Licensed Works and its Derivative Works operating alone or in combination with equipment or Code. Subject to the limitations specified in Subsection 3.8 below, the license scope is to make, have made, use, have used, sell, license or transfer items, and to practice and have practiced methods, to the extent required to exercise the rights granted hereunder to the Licensed Works and Tools.

3.4 Subject to WAVE's ownership of the Licensed Works and Tools, IBM will own any Derivative Works it creates.

3.5 WAVE grants IBM a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to use the names and trademarks WAVE uses to identify the Licensed Works for IBM's marketing of the Licensed Works and its Derivative Works. WAVE grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section. If IBM or IBM sublicensees prepare or manufacture a Product which bears a WAVE trademark, IBM will provide WAVE a representative sample of each such Product. If IBM's or IBM's sublicensee's use of WAVE's names and trademarks is improper and WAVE provides IBM notice that WAVE objects to it, IBM will take all reasonable steps necessary to resolve WAVE's objections. WAVE may reasonably monitor the quality of products bearing its trademark under this license.

3.6 Any goodwill attaching to IBM's trademarks, service marks, or trade names belongs to IBM and this Agreement does not grant WAVE any right to use them. IBM may state that WAVE has provided the Licensed Works.

3.7 Subject to the limitations specified in Subsection 3.8 below, the grant of rights and licenses to the Licensed Works includes utilizing any combination of one or more of the following media: Code and text, interactive capability, video, film, graphics (including animation), still pictures, audio materials, musical compositions (including arrangements and lyrics) and specific master recordings, and other creative or technical content. The license to the Licensed Works applies to any and all languages (except as provided in Subsection 1.9 of this Agreement), purposes, formats, and computers, interactive and networked (for example, Internet and intranet) media, whether known or unknown, and all music rights, including, but not limited to, use of musical compositions of the Licensed Works in Products and all mechanical synchronization, videogram, master use and "new media" rights. In addition, IBM may use the Licensed Works to promote, advertise, and market the Product only within the context of the Product in any and all media whether known or unknown.

3.8  Notwithstanding anything to the contrary in this Section, except for
     Externals:

     a. IBM's use of the Licensed Works and their Derivative Works contained in the Self-Study Kit, which are not otherwise contained in the Classroom Materials, is limited to IBM's Internal Use;

     b. following the expiration or early termination of this Agreement, IBM's use of the Classroom Materials and their Derivative Works (other than (i) the instructor guides, (ii) printed student materials, (iii) presentation materials, and (iv) the Derivative Works of the foregoing) is limited to IBM's Internal Use;

     c. IBM further agrees that its use (other than IBM Internal Use) of the Classroom Materials and their Derivative Works in the following countries is limited to classes where IBM:

          1.   invoices the customer directly;

          2.   IBM is a subcontractor to deliver training; or

          3.   IBM delivers the class.

                ==============================================
                 **            **             **
                ----------------------------------------------
                 **            **             **
                ----------------------------------------------
                 **            **             **
                ----------------------------------------------
                 **            **             **
                ----------------------------------------------
                 **            **             **
                ==============================================

     ; and

     d. IBM also agrees that, for a period of ninety (90) days following the Effective Date, IBM will only use the Classroom Materials (and their Derivative Works) in ** only for IBM's Internal Use. This restriction shall be void after such ninety (90) day period.

3.9 IBM may mark each Derivative Work it creates with IBM's copyright notice. Each such Derivative Work which bears an IBM copyright notice will, at a minimum, include an appropriate statement that portions of the work are copyrighted by WAVE. The placement of such statement will be at IBM's discretion. In the case of manuals, such statement will normally be placed in the front matter on the same page as IBM's copyright statement.

4.0  PAYMENT

4.1 For the rights and licenses granted herein, IBM will pay WAVE the following:

     a. for the first nineteen (19) months of the term of this Agreement, IBM will pay WAVE a royalty of ** After both parties have signed this Agreement and IBM has issued WAVE a supporting IBM Purchase Order, WAVE will invoice IBM the sum of ** WAVE will invoice the remaining ** on or after March 1, 1998; and

     b. after the initial nineteen (19) months of this Agreement and subject to the cumulative limitations specified in the table below, IBM will pay WAVE a per copy royalty of ** for each Self-Study Kit or Derivative Work, created pursuant to this Agreement, IBM ships to an user under this Agreement.

               Months               Cumulative
                                    Maximum
                                    Royalty*
          __________________________________________________
               20-31          **
               32-43          **

          *Includes ** royalty specified in 4.1.a above.

4.2 All royalty obligations will be paid-up for the Licensed Works on the earlier of (1) the expiration date of this Agreement or (2) when IBM has paid WAVE a cumulative maximum royalty of **.

4.3 WAVE will invoice IBM, in accordance with the instructions on the IBM Purchase Order, for any royalties due WAVE by IBM. IBM reserves the right to reasonably change the method and timing of quarterly royalty payments to accommodate its worldwide operations.

4.4  IBM has no royalty obligation for:

     a.   the Licensed Works or their Derivative Works used for:

          (1) IBM's and IBM Subsidiaries' (including third parties under contract) activities relating to development, maintenance, or support of a Product;

          (2) Demonstration Products, Product marketing demonstrations, Product training or education; or

          (3)  backup and archival purposes;

     b. a copy of the Product used by a licensed end user at home or on travel when such Product is stored on both the user's primary machine as well as another machine, provided that the end user is not authorized to actively use the Product on both machines at the same time;

     c. the Licensed Works (or a functionally equivalent work) that becomes available generally to third parties without a payment obligation through no fault of IBM;

     d. documentation, other than course materials, provided with, contained in, or derived from the Licensed Works;

     e.   Error Corrections or Enhancements;

     f.   warranty replacement copies of the Product; or

     g.   Externals.

4.5 WAVE will provide IBM with WAVE demonstration products (Demonstration Products) which accurately represent the Licensed Works. IBM may freely use, copy and distribute Demonstration Products.

4.6 If WAVE offers another party lower rates, prices or royalties than are available to IBM under this Agreement, WAVE will promptly offer the same to IBM. If IBM accepts WAVE's offer, IBM will also accept associated differences in licensing terms.

4.7 Each party will be solely responsible for any taxes incurred by the party, directly or indirectly, associated with its performance of this Agreement. The charges specified in section 4.11 include any relevant sales or use taxes payable to any state or local government in the United States, but do not include any import duties payable for Products shipped outside the United States. IBM agrees to pay any such import duties.

4.8 Following the delivery and acceptance by IBM of the Classroom Materials, in the form specified in the Attachment: Description of Licensed Works, IBM will pay

     WAVE a fee of ** for each Major Enhancement of the Classroom Materials IBM accepts pursuant to Subsection 2.3 of this Agreement. IBM will pay this fee no more than once in any twelve (12) month period. Except as provided in this paragraph, all other Enhancements will be provided ** during the term of this Agreement.

4.9 IBM will pay WAVE a fee of ** for each IBM Internal Use Self-Study Kit user which IBM registers for Additional Support Services as described in Section 2.4.c Responsibilities of WAVE.

4.10 If IBM requests that WAVE conduct chat sessions in addition to those required in the Section 2.4.c Responsibilities of WAVE, IBM will pay WAVE ** for each additional chat session requested by IBM and conducted by WAVE.

4.11 If IBM elects to have WAVE manufacture Self-Study Kits for IBM, IBM will pay WAVE the following per copy fee:
     ** per Self-Study Kit for order quantities of between 200 and 999 units; ** per Self-Study Kit for minimum order quantities of 1,000 or more units; or
     ** per Self-Study Kit for orders of 100 or more units if shipped to Mechanicsburg, PA or Winnipeg, Manitoba (Canada).

     The fees specified above are inclusive of all charges (except royalties) due WAVE including 1) all transportation charges to the five (5) addressees) provided by IBM, 2) warehousing charges and 3) United States state, local and federal taxes.

     In addition, IBM may place orders in quantities of less than 100 units which are not shipped to Mechanicsburg, PA or Winnipeg, Manitoba (Canada). For such orders, IBM will pay WAVE a per copy fee of ** plus shipping charges to the IBM designated destination.

     From time to time IBM may send WAVE an order for Products or Licensed Works authorized by an IBM Purchase Order. Upon receipt of such order, WAVE will ship to the IBM designated locations(s), the Licensed Works or Products specified, in quantities, on dates and via the preferred method(s) of transportation, paid for by WAVE, specified by in such order. WAVE may, at its discretion, elect an alternative carrier provided that the WAVE carrier will deliver the Products (or Licensed Works) to the designated delivery warehouse within fifteen (15) days.

     IBM will provide WAVE with camera ready copy of bar code facsimile(s). WAVE will reproduce bar code labels and affixing such labels to the packaging of all Products or Licensed Works to be delivered to IBM,

     Orders will be shipped on the date(s) specified by IBM unless such date is less than 15 days from the date WAVE received the order. If WAVE is unable to meet IBM's specified ship date, WAVE will notify the IBM Technical Coordinator within twenty-four hours of after receipt of the order and propose alternate ship date(s). Within five (5) work days, IBM will accept such alternative ship dates or cancel the order, in each case in whole or in part, without liability.

     IBM may open, inspect and test any number of Products/Licensed Works to determine whether each shipment meets required quality levels, including 100% defect-free conformity of all materials and media. If any shipment contains defects IBM may return some or all of the Products in the shipment at WAVE's expense, or, at WAVE's written instruction, destroy such defective Products/Licensed Works, and at IBM's option, require WAVE to replace such Products/Licensed Works.

     Following the first nineteen (19) months of the Agreement, upon written notice to WAVE, IBM may destroy any obsolete Products/Licensed Works in its inventory and request a credit for any royalties paid for such obsolete inventory. IBM may offset the amount of any credit due IBM against any future payments due WAVE.

     IBM order quantities for Products may consist of both Products or resale (pursuant to the terms and conditions of related Courseware Remarketing Agreement N. T97262-00) and Products for IBM's Internal Use (pursuant to the terms and conditions of this Agreement), which for purposes of this Agreement shall be considered as IBM's single order quantity being purchased.

     All prices and order quantities specified in the Section are for orders shipped to a single address.


4.12 All invoices will include the following information:

     . this Courseware License Agreement number;
     . WAVE's company and remit to address;
     . a short description of the milestone or PO Item for which payment is due;
       and
     . IBM's Purchase Order/Agreement number, WAVE's invoice number and its date.

4.13 All invoices will be addressed to IBM Corporation and sent (with a copy to the IBM Technical Coordinator) to the address specified in IBM's Purchase Order. IBM will pay WAVE's invoices within thirty (30) days of receipt of an invoice meeting the criteria specified in this Section.

4.14 The payments defined in this Section fully compensate WAVE for its performance under, and for the rights and licenses granted in, this Agreement.

     IBM may, at its option, reduced or offset any payment due WAVE for penalty fees due IBM in Agreement.

4.15 TESTING

5.1 Upon receipt of the Licensed Works by IBM, IBM may evaluate the Licensed Works for a period of 30 days and perform such tests as IBM deems appropriate to determine if:

     a. the Licensed Works meets the specifications described this Agreement and in the Attachment: Description of Licensed Works;

     b. the Licensed Works execute repetitively within the system environment described in the Attachment: Description of Licensed Works; and

     c. IBM can successfully execute to completion all functional and system test scenarios developed by IBM.

     IBM's testing does not relieve WAVE of its obligations under this Agreement. IBM has no obligation to identify errors.

6.0  REPRESENTATIONS AND WARRANTIES

6.1  WAVE makes the following ongoing representations and warranties:

     a.   WAVE has full legal rights to grant the rights granted herein;

     b. WAVE is not under, and will not assume, any contractual obligation that prevents WAVE from performing its obligations or conflicts with the rights and licenses granted in this Agreement;

     c. there are no liens, encumbrances or claims pending or threatened against WAVE, or to WAVE's knowledge, anyone else, that relate to the rights and licenses granted in this Agreement;

     d. neither the Licensed Works nor the Tools contain libelous matters nor do they directly or indirectly infringe any publicity, privacy or intellectual property rights of a third party including, to WAVE's knowledge, any patents or patent applications;

     e. the Licensed Works and the Tools will perform in accordance with the requirements set forth in this Agreement, including the Attachment:
          Description of Licensed Works, and will conform to WAVE's user documentation, and any sales and marketing materials provided by WAVE;

     f. the fully commented Source Code, Source Materials and documentation that WAVE provides corresponds to the current release or version of the Licensed Works provided by WAVE under this Agreement;

     g. the Licensed Works supports the Year 2000; it is capable of correctly processing, providing and receiving date data, as well as properly exchanging accurate date data with all products (for example, hardware, software and firmware) with which the Licensed Works is designed to be used;

     h. neither the Licensed Works nor the Tools are contaminated by harmful code; and

     i. authors have waived their Moral Rights in the Licensed Works to the extent permitted by law.

     WAVE will immediately provide IBM written notice of any change that may affect its representations and warranties.

6.2 Except as provided above, anything either party provides to the other related to this Agreement is "AS IS", without warranty of any kind.

7.0  INDEMNIFICATION AND LIABILITY

7.1 WAVE will defend and indemnify IBM and IBM's Subsidiaries if a third party makes a claim against IBM or its Subsidiaries based on an actual or alleged:

     a. failure by WAVE, to the extent not caused by IBM, to perform WAVE's obligations under this Agreement;

     b.   breach of WAVE's representations and warranties;

     c.   failure by WAVE to comply with government laws and regulations; or

     d. infringement by WAVE, the Licensed Works or Tools of patents, copyrights, trademarks, trade secrets, and other intellectual property rights.

7.2 IBM will defend and indemnify WAVE if a third party makes a claim against WAVE based on an actual or alleged:

     a. failure by IBM, to the extent not caused by WAVE, to perform IBM's obligations under this Agreement; and

     b.   failure by IBM to comply with government laws and regulations.

7.3  The party seeking indemnification will:

     a.   promptly provide the indemnifying party notice of any such claim; and

     b. allow the indemnifying party to control, and cooperate with the indemnifying party in the defense of, the claim and settlement negotiations.

     The indemnified party may participate in the proceedings at its option and expense.

7.4  In addition, if an infringement claim appears likely or is made, WAVE will:

     a. obtain the necessary rights for IBM, IBM Subsidiaries and Distributors and their respective customers to continue to distribute, license, otherwise transfer and use the Licensed Works on an uninterrupted basis and exercise all rights granted in the Licensed Works and Tools; or

     b. modify the Licensed Works and Tools at WAVE's expense to resolve the claim. This modified Licensed Work will comply with the Attachment:
          Description of Licensed Work.

     If WAVE is not able to do either within a reasonable period of time, IBM may terminate this Agreement for WAVE's breach.

7.5 In addition to any remedies specified in this Agreement, each party may pursue any other remedy it may have in law or in equity.

7.6 Regardless of the type of claim, neither party is liable to the other for indirect, incidental, special, or consequential damages including, but not limited to, lost profits or revenues, under any part of this Agreement, even if informed that they may occur. This limitation does not apply to
     (a) WAVE's liabilities for indemnity above or (b) any obligations of either party to make a payment which is due under this Agreement.

8.0  TERM AND TERMINATION

8.1 This Agreement begins on the Effective Date and continues thereafter for an additional forty-three (43) calendar months. The Agreement expires on the last day of the 43rd calendar month unless terminated sooner under the terms of this Agreement.

8.2 Either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach. The termination will become effective forty-five (45) days after receipt of the notice unless the breach is cured within that forty-five
     (45) day period. However, if the breach (other than a breach for failure to deliver the Licensed Works) by its nature, cannot be remedied in forty-five (45) days, but can be remedied in a reasonable time thereafter, the breaching party will take reasonable and diligent steps to remedy it, notify the other party of the action plan, progress towards completion, and complete such remedial action promptly. In such event, the notice period will be suspended while the breaching party takes these actions.

8.3 IBM may terminate this Agreement without cause on 30 days' notice to WAVE. However, IBM's obligation to pay the ** royalty for the first nineteen (19) months of the Agreement (pursuant to Subsection 4.1) shall survive the early termination of this Agreement by IBM.

8.4 Expiration of this Agreement does not affect any licenses granted in this Agreement for the Licensed Works or Tools. Termination of this Agreement does not affect any licenses granted in this Agreement for the Licensed Works or Tools delivered or due to IBM prior to the effective date of termination. In the event of termination by IBM for breach by WAVE, IBM will not be obligated to make any payments that would have become due under this Agreement on or after the effective date of termination, except for IBM's obligation to pay the ** royalty for the first nineteen (19) months of the Agreement (pursuant to Subsection 4. 1). IBM's payment obligations are also subject to Subsection 2.5.

8.5 Subject to Subsection 8.4, any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include License, Representations and Warranties,
     Indemnification and Liability, and General.   These terms will apply to
     either party's successors and assigns.

9.0  COORDINATORS

9.1 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt or facsimile receipt confirmation sheet).

9.2 The Contract Coordinators responsible to receive all notices and administer this Agreement are:

     For                               For
     IBM:                              WAVE:
     Name:  Laura Spence               Name:  Mr. Jim Fitzgerald

     Title:                                Title:   VP Corporate Administration
     Address: 1500 RiverEdge Parkway       Address: 10845 Olive Blvd.
              Atlanta, GA 30328                     St. Louis, Missouri 63141
     Phone:   770-644-4687                 Phone:   314-692-1811
     Fax:     770-644-4868                 Fax:     314-995-3894

9.3 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential information, and administer and coordinate the technical matters associated with this Agreement are:

     For                                   For
     IBM:                                  WAVE:
     Name:    Mr. Gabe Buckler             Name:    Mr. Jim Fitzgerald
     Title:                                Title:   VP Corporate Administration
     Address: 1500 RiverEdge Parkway       Address: 10845 Olive Blvd.
              Atlanta, GA 30328                     St. Louis, Missouri 63141
     Phone:   770-644-4717                 Phone:   314-692-1811
     Fax:     770-644-4868                 Fax:     314-995-3894

     Technical Coordinators may propose, accept (by signature or initial), and implement technical changes to this Agreement that do not change dollar amounts or materially change Deliverables or the schedules of this Agreement.

9.4 A party will provide written notice to the other when its coordinators change.

10.0 GENERAL

10.1 Independent Contractor. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Subsection entitled "Copyright" below. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

10.2 Freedom of Action. Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services, and conduct its business in whatever way it chooses. IBM is not obligated to announce or market any products or services. IBM does not guarantee the success of its marketing efforts. IBM will independently establish prices for its products and services.

10.3 Reliance. Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

10.4 Compliance With Applicable Laws. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, as amended, and the Americans With Disabilities Act of 1990, as amended. This also includes all applicable government export and import laws and regulations.

10.5 Confidential Information. The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms of the AECI referenced on the first page of this Agreement and its Supplements. In addition, WAVE will not provide IBM with any information which may be considered confidential information of any third party unless provided under the AECI. The obligations set forth in the AECI with regard to confidential information will not limit or preclude the exercise of the licenses granted in this Agreement.

10.6 Copyright. Any publication by IBM of the Licensed Works or a Derivative Work thereof may contain an appropriate copyright notice, pursuant to
      Section 3.

      WAVE will enforce and maintain its copyright protection in the Licensed Works. IBM is not responsible for enforcing and maintaining such copyright protection. However, WAVE authorizes IBM to act as WAVE's agent in the copyright registration of the Licensed Works. At IBM's request, WAVE agrees to provide IBM reasonable assistance in registering any Product.

10.7 Order of Precedence. If there is a conflict among the terms of this base License Agreement and its Attachments, the terms of this base License Agreement prevail over those of the Attachments, unless the parties expressly indicate in the Attachments that particular terms within the Attachments prevail. Terms in IBM's purchase orders and WAVE's invoices or acknowledgments, if any, are void.

10.8 Headings. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

10.9 Counterparts. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.

10.10 Amendment and Waivers. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

10.11 Actions. Neither party will bring a legal action relating to the subject matter of this Agreement, against the other more than 2 years after the cause of action arose, except in the case of indemnification for infringement, in which case this period runs for 2 years after the award or settlement was made.

10.12 Dispute Resolution. Both parties will act in good faith to resolve disputes prior to instituting litigation. Each party waives its rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

10.13 Governing Law. This Agreement will be governed by the substantive law of the State of New York applicable to contracts executed in and performed entirely within that State. The United Nations Convention on Contracts for the International Sale of Goods does not apply. WAVE will, upon written notice from IBM, submit to personal jurisdiction in any forum where IBM is sued for claims related to this Agreement.

                   Attachment: Description of Licensed Works


1.0  General description of Licensed Works:

The Licensed Works are WAVE's Microsoft Networking/MSCE Self-Study Program Release 4.0 (Self-Study Kit) and instructor led training materials (Classroom Materials). The operating environments for the Licensed Works include but not limited to, Microsoft Windows 3.1, Windows 95, Windows NT 3.5 and 4.0, and WinOS2 in IBM OS/2 Warp 3.0 and 4 0.

1.1 Self-Study Kit is all materials delivered to IBM by WAVE as part of the Self-Study Kit. These materials include, but are not limited to, the following:

     a.   Manuals
          .   MCSE Study Guide
          .   Guide to Getting Started (IBM OEM version)
          .   Windows 95 Administration
          .   Windows 95 Administration Exercise Manual
          .   Windows NT V4 0 Server & Enterprise Implementation
          .   Windows NT V4.0 Server Administration
          .   Windows NT V4 0 Workstation Administration
          .   Microsoft Networking Essentials
          .   Microsoft Implementations of TCP/IP on Windows NT Study Guide
          .   Microsoft implementations of TCPI1P on Windows NT V4 0
          .   Challenge! Interactive User's Guide (for TCP and MMIS)
          .   Managing the Microsoft Internet Information Server
          .   Managing the Microsoft Internet Information Server Study Guide,

     b.   CD-ROM
          .   MCSE Study GuideJChallenge! Interactive Companion CD
          .   Microsoft Interactive Networking Simulation
          .   MCSE Self-Study Video
          .   Microsoft TCP/IP for Windows NT V4.0 Study Guide/Challenge CD
          .   Managing the Microsoft lnternet Information Study Guide/Challenge
              CD;

     c.   Video's (NTSC and PAL formats)
          .   Guide to Getting Started
          .   Windows NT V4.0 Server
          .   Windows NT V4.0 Server & Enterprise Implementation
          .   Windows NT V4.0 Workstation
          .   Microsoft Networking, Essentials
          .   IP Naming Conventions
          .   Windows 95 Administration
          .   Managing the Microsoft lnternet Information Server Student Video;
              and

     d.   Various
          .  3.5 inch diskette(s)
          .  OEM Shipping Carton
          .  OEM MCSE Self-Study Box;

1.2 Classroom Materials are all those instructor and student materials delivered by WAVE as part of the instructor led materials including, but not limited to' the following:

     a.   Windows NT 4.0 Administration
          . Windows NT V4.0 Core Technologies & Administration - Instructor . materials and lab setup instructions
          .  Windows NT V4.0 Core Technologies & Administration - Manual
          .  Windows NT V4.0 Core Technologies & Administration - CO-ROM
          .  Learning Windows NT V4.0 Workstation & Server - Video;

     b.   Windows NT 4.0 Enterprise
          . Windows AT V4.0 Server & Enterprise Implementation - Instructor . materials and lab setup instructions
          .  Windows NT V4.0 Server Enterprise Implementation - Manual
          .  Windows NT V4.0 Server Enterprise Implementation - CD-ROM
          .  Learning Windows NT V4.0 Server & Enterprise Implementation -
             Video.

     c.   Windows 95 Administration
          . Windows 95 Administration - Instructor materials and lab setup instructions
          .  Windows 95 Administration - Student Manual
          .  Windows 95 Administration - Student CD-ROM
          .  Windows 95 Administration - Student Video;

     d.   Microsoft Networking Essentials
          . MS Networking Essentials - Instructor materials and lab setup instructions
          .  MS Networking Essentials - Student Manual
          .  MS Networking Essentials - Student CD-ROM
          .  MS Networking Essentials - Student Video;

     e.   Managing the Microsoft Internet Information Server
          . Managing the MS Internet Information Server - Instructor materials and lab setup instructions
          .  Managing the MS Internet: Information Server - Student Manual
          .  Managing the MS Internet Information Server - Student CD-ROM
          .  Managing the MS Internet Information Server - Student Video;

     f.   Microsoft Implementations of TCP/IP for Windows NT v4.0

          .  Microsoft Implementations of TCP/IP Windows NT 4.0 - Instructor
          .  materials and lab setup instructions
          . Microsoft Implementations of TCP/IP Windows NT 4.0 - Student Manual . Microsoft Implementations of TCP/IP Windows NT 4.0 - Student CD-ROM . IP Naming Conventions - Video;

     g. Instructor materials for teaching a seven (7) day lab with the Self-Study Kit. These materials include instructor guide, lab setup requirements and lab setup instructions; and

     h. Electronic masters and Source Materials for all of the above Classroom Materials on CD-ROM. Instructor overhead transparencies will be provided in Lotus Freelance Graphics 97 format and other Source Materials will he provided in WordPro '97 format. Beta masters of each video will be provided in both NTSC and PAL format. A golden or glass master of each CD-ROM will be provided by WAVE. Major Enhancements for each component of the Classroom Materials will be provided in the format specified by IBM in writing. Such format(s) are limited to those format(s) used by common commercially available publishing and graphics Tools.

2.0  Other Materials

The License Works also include any other related written materials delivered to IBM by WAVE such as installation instructions labels, covers, etc.

                              Attachment: Schedule


                    Deliverable Milestones                                 Delivery Date
                    ----------------------                                 -------------
a.    Current WAVE Classroom Materials in the form                    Within 10 business days
      WAVE currently uses in its business including all               following the signing of
                                                                           this Agreement

b.    Delivery of Tools                                                  Within 60 days the
                                                                     Effective Date; and within
                                                                     30 days of availability of
                                                                      any change to the Tools

c.    All Source Materials to the Licensed Works                      Within 90 days following
      (including Code) in the form(s) specified in the               the Effective Date of the
      Attachment: Description of Licensed Works                       Agreement and within 60
                                                                    days of availability of any
                                                                            Enhancement

d.    Receipt of the completed Certificate of Originality            Within 7 days following
      for the Licensed Works or Enhancements                          delivery of a Licensed
                                                                     Works or an Enhancement

                    Attachment: Travel Expense Reimbursement


The terms of the IBM Courseware License Agreement (or any equivalent agreement signed by both of us) ("CLA") apply. The following terms apply when IBM authorizes and reimburses your travel expenses associated with the CLA. You accept them by signing the CLA that references this Attachment.

IBM will reimburse you for reasonable and actual travel and living expenses incurred while performing services under the CLA according to this Attachment provided you have obtained IBM's prior written approval and submitted acceptable invoices to IBM with supporting documentation.

1.   REIMBURSABLE EXPENSES

     1.1  IBM will reimburse you for:

          a) tolls, parking fees, taxis, buses or auto rentals. For auto rentals, you will obtain prior instructions from IBM regarding the rental company and rates to be used. If you use your personal automobile for travel, IBM will reimburse you under the applicable automobile allowance plan for the most direct, practical route. IBM will not reimburse expenses of normal commutation;

          b) air transportation at the economy, tourist or coach class rate for the most direct route of a scheduled airline,

          c) lodging charges commensurate with the average rates charged for the immediate area. You will obtain prior instructions from IBM regarding its negotiated rates that may extend to your travel;

          d)   reasonable and actual meal expenses up to $25.00 per day;

          e)   necessary business calls made on IBM's behalf;

          f)   reasonable tipping; and

          g) reasonable valet and laundry charges if a trip extends beyond four days.

     1.2 IBM will not reimburse you for personal expenses such as hotel shop purchases, alcoholic beverages and sundry items. IBM will not reimburse you for charges associated with any personal side trips. If such expenses appear on receipts, you will deduct them from your invoice.

2.   REQUIRED DOCUMENTATION

     2.1  The following information must be included with all invoices:

          a)   IBM Courseware License Agreement number;

          b)   expenses incurred;

          c) receipts for lodging costs, airline travel, rental cars and all other expenditures of $25 or, more;

          d)   name of your company and "remit to" address;

          e)   the name of the IBM representative who authorized the expense;
               and

          f) IBM's purchase order number (if applicable), your invoice number and its date.

     2.2 You will address all invoices for expenses to the IBM Corporation as identified in the Transaction Document. You will send a copy of your invoice to the IBM representative that authorized the expense. IBM will pay you 30 days after IBM receives an acceptable invoice.

                  Attachment: Maintenance and Product Support


1.0  Error Correction

In addition to the maintenance and support obligations stated in this Agreement, WAVE will, during the term of this Agreement, use its best efforts to correct all errors or defects identified by IBM in the Licensed Works.

2.0  Product Support

Product Support is phone, email and other direct end-user contact to answer questions and address issues pertaining to the physical presentation, Error Corrections, performance, or media of the Products. Product Support does not include addressing issues or questions pertaining to the subject matters addressed by the training materials. Product Support includes resolving issues regarding loading of the software components of Product(s), defective Product components or using elements of the Self-Study Kit. WAVE is obligated to provide Product Support only in English.

Product Support provided to IBM end-users will be at least as favorable as the support you generally offer to your own customers for the Products. However, such Product Support does not include Additional Support Services (as described in Subsection 2.4.c). WAVE will provide Product Support to IBM end-users during the term of this Agreement and for one (1) year following the expiration of this Agreement.

WAVE will provide toll free phone access for Product Support where WAVE offers it.

If a Licensed Work or Product does not comply with its warranties or specifications, WAVE will correct the problem without charge using WAVE's best efforts.

3.0  Priority Support

Priority Support is technical support provided to IBM support personnel and IBM instructors. WAVE will a) provide Priority Support from 8:00am CST until 6:00pm CST, Monday through Friday, and b) respond to IBM Priority Support requests within four (4) hours via email or, where available, by telephone.

                                    Form of
                           Certificate of Originality

You may use this questionnaire to cover one complete product, even if that product includes multiple modules.

Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material. If you need additional space to complete any question, please attach a separate sheet of paper that identifies the question number. Depending on your responses, IBM may require additional information.

1. Please identify the software material including version, release, and modification numbers for programs and any documentation:

     _____________________________________________________

2. Was any portion of the software material written by anyone other than you or your employees within the scope of their employment? YES _____ NO _____.
If YES, provide, as an attachment, the following information:

     A) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

          i. Specify for each involved party the name, address, and citizenship:


          ii. If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees within the scope of their employment)?

          iii. If the party is an individual, did he/she create the software material while employed by or under contractual relationship with another party? YES _____ NO ______
          If YES, provide name and address of the other party and explain the nature of the contractual relationship:

     B) How did you acquire title to the software material written by the other party?

          ________________________________________________________________


3. Are any copyright, confidentiality, or proprietary notice(s) present on the software material(s)? YES _____ NO ______ If YES, please describe such notice(s).

     ____________________________________________________________________

4. Was any portion of the software material (e.g., Code, associated documentation or any pictorial, graphic and audiovisual works (e.g., icons, screens, sounds, and characters) derived from preexisting works (either yours or a third party's), including any code from freeware, shareware, electronic bulletin boards, or the Internet? YES _____ NO ______ If YES, please identify the material, author, owner and copyright notice, if any, for each of the preexisting materials.

     ______________________________________________________________________

5. Do any of the software materials (e.g., Code, associated documentation or any pictorial, graphic and audiovisual works {e.g., icons, screens, sounds, and characters}) include recognizable voices, pictures or other likenesses?
YES ____ NO ______ If YES, how did you acquire rights to use such recognizable voices, pictures or other likenesses?

     ________________________________________________________________________

6. Provide, as an attachment, an explanation of any other circumstance which might affect IBM's ability to reproduce, distribute and market this software material, including whether your software material was prepared from any preexisting materials which have any: a) confidentiality or trade secret restrictions to others; b) known or possible royalty obligations to others; or
c) other preexisting materials developed for another party or customer (including any governmental entity) where you may not have retained full rights to such other preexisting materials.

     ________________________________________________________________________

7. You recognize that, for copyright registration or enforcement of legal rights relating to the furnished software material, IBM may need you to produce additional information related to the software material. You hereby agree to cooperate with IBM and provide such information to IBM at IBM's request.

As an authorized representative of __________________________________, I hereby certify the above to be true and accurate.

By:  __________________________________________
          Authorized Signature

Name:  ________________________________________
     (Type or Print)                   Date


Title:  _______________________________________

Page 2 of 2